UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) July 23, 2007
A.C. Moore Arts & Crafts, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-23157	22-3527763

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 A.C. Moore Drive, Berlin, NJ	08009

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (856) 768-4930
Not Applicable

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02 Results of Operations and Financial Condition.
Item 7.01 Regulation FD Disclosure.
SIGNATURE
     The following disclosure contains certain forward-looking statements within the meaning of applicable federal securities laws. These forward-looking statements do not constitute historical facts and involve risks and uncertainties. A.C. Moore Arts & Crafts, Inc. (the “Company”) undertakes no obligation to update or revise any forward-looking statement whether as a result of new developments or otherwise. Actual results could differ materially from those referred to in the forward-looking statements due to a number of factors, including, but not limited to, the following: the Company’s ability to implement its business and operating initiatives to improve profitability, customer demand and trends in the arts and crafts industry, inventory risks, the effect of economic conditions and gasoline prices, the impact of unfavorable weather conditions, the impact of competitors’ locations, pricing or business, the availability of acceptable real estate locations for new stores, difficulties with respect to new system technologies, difficulties in implementing measures to reduce costs and expenses and improve margins, supply constraints or difficulties, the effectiveness of and changes to advertising strategies, the costs associated with a change in management, difficulties in determining the outcome and impact of litigation, the impact of the threat of terrorist attacks and war, the Company’s ability to maintain an effective system of internal control over financial reporting and other risks as detailed in the Company’s Securities and Exchange Commission filings.
Item 2.02 Results of Operations and Financial Condition.
Item 7.01 Regulation FD Disclosure.
     On July 23, 2007, the Company entered into a Confidential Settlement Agreement with a former employee to resolve claims made against the Company pursuant to a civil action. The Company estimates, as a result of the settlement that its earnings for the quarter ended June 30, 2007 will be reduced by approximately $.03 per share on a fully diluted basis.
     As previously disclosed, on April 4, 2003, a civil action was filed against the Company in the Superior Court of New Jersey. On October 30, 2006, a jury returned a verdict in the favor of the plaintiff for $3.3 million plus interest and attorneys fees. The Confidential Settlement Agreement absolutely released the Company, its successors, and related parties for any matter arising out of the subject matter of the civil action in exchange for a total settlement amount of $850,000, which the Company estimates, will have a net after tax cost of $530,000. The settlement amount is inclusive of all of the plaintiff’s attorney’s fees and all interest owing to and taxes owing by the plaintiff and concludes nearly five years of dispute and litigation. The civil action was dismissed with prejudice and without costs pursuant to a stipulation of dismissal.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. MOORE ARTS & CRAFTS, INC.
Date: July 25, 2007	By:	/s/ Marc Katz
		Name:	Marc Katz
		Title:	Executive Vice President and Chief Financial Officer